UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 21, 2007
CORN PRODUCTS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749

(Address of Principal Executive Offices)	(Zip Code)
(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On March 21, 2007, the Board of Directors of Corn Products International, Inc. (the “Company”) approved an amendment to the Company’s By-laws, effective March 21, 2007. The amendment amended the last sentence of Section 5 of Article III of the By-laws to read in its entirety as follows:
“The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have the power to appoint one or more persons to act as inspector or inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.”
The amendment substituted the word “one” for the word “two” and added the words “inspector or” to the sentence.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
     3.2 By-laws of Corn Products International, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: March 21, 2007	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer